Monaker Group, Inc. - 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-224309 on Form S-3 of Monaker Group, Inc., of our report dated June 13, 2018, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ LBB & Associates Ltd. LLP

Houston, Texas

June 13, 2018